Exhibit 10.24

EXECUTION COPY

K-9 HOLDINGS, INC.

2012 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”), made as of this 13th day of August, 2012 (the “Date of Grant”), by and between K-9 Holdings, Inc. (the “Company”) and the grantee whose name appears on the signature page hereto (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to the K-9 Holdings, Inc. 2012 Equity Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire ownership of shares of the Company’s Common Stock, so that the Participant may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one share of Common Stock hereunder being an “Option”) to purchase from the Company, shares of Common Stock pursuant to the Tranche A Options (“Tranche A Options”), Tranche B Options (“Tranche B Options”) and Tranche C Options (“Tranche C Options”) at a price per share (the “Option Price”) and in the amounts set forth on the signature page hereto (the “Option Shares”). The Options granted hereunder shall expire ten (10) years following the Date of Grant.

2. Vesting and Exercisability.

(a) General. Subject to the terms and conditions set forth herein and the Plan, the Options granted to the Participant shall become vested and exercisable as follows: (i) Tranche A Options will vest and become exercisable in equal installments on each of the first five (5) anniversaries of May 4, 2012, (ii) Tranche B Options will vest and become exercisable at such time as the Investor realizes an Investor IRR that equals or exceeds 20% and a MOIC that equals or exceeds two (2), in each case, based on cash proceeds received by the Investor, and (iii) Tranche C Options will vest and become exercisable at such time as the Investor realizes an Investor IRR that equals or exceeds 25% and a MOIC that equals or exceeds three (3), in each case, based on cash proceeds received by the Investor; provided, that, the Participant is then employed by the Company or an Affiliate.

(b) Change in Control. In the event of a Change in Control, any Tranche A Options that have not become vested at the time of such Change in Control shall become vested and exercisable on the first anniversary of such Change in Control (or, if earlier, in accordance with their original vesting terms as set forth in Section 2(a) above); provided, that in the event the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason (as defined below) prior to such first anniversary date, such Tranche A Options shall automatically become vested and exercisable as of the date of such termination. Except to the extent Section 2(d) below shall apply, any Tranche B Options and Tranche C Options that have not vested prior to, or become vested at the time of, a Change in Control shall continue to be subject to vesting in accordance with the terms of this Agreement.

For purposes of this Agreement, “Good Reason” shall have the meaning given to such term in the Employment Agreement between Great Wolf Resorts, Inc. and the Participant dated as of a similar date herewith.

(c) Initial Public Offering. In the event of an initial Public Offering, all Options shall remain outstanding and continue to vest in accordance with their original vesting terms as set forth in Section 2(a) above.

(d) Complete Disposition of Investor Investment. Any Tranche B Options and Tranche C Options that have not vested prior to, or become vested at the time that, the Investor Investment has been fully disposed of by all Investors shall be cancelled for no consideration.

3. Post-Termination Exercisability.

(a) Any Termination. Except as provided with respect to Tranche A Options in connection with a termination without Cause or for Good Reason within one year following a Change in Control, unvested Options shall be cancelled for no consideration upon a termination for any reason.

(b) For Cause. Upon a termination for Cause, all Options shall immediately terminate, including vested Options.

(c) Vested and Exercisable. To the extent the Options were vested and exercisable at the time of the Participant’s termination of employment, the Options shall remain exercisable during the following post-termination periods:

(i) Death/Disability: Earlier of (A) one (1) year following such termination and (B) the expiration of the Option Term.

(ii) All Other Terminations: Earlier of (A) ninety (90) days following such termination and (B) the expiration of the Option Term.

4. Method of Exercising Option.

(a) Payment of Option Price. Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the aggregate Option Price. Such payment shall be made: (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) through a cashless exercise whereby the Company reduces the number of shares of Common Stock issuable upon exercise with a value equal to the aggregate Option Price and withholding obligation, (iii) solely to the extent permitted by applicable law, if the Common Stock is then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Option Price or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b) Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) by having the Company withhold from the delivery of shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering shares of Common Stock owned by the holder of the Option that are Mature Shares, or (iv) by a combination of any such methods. For purposes hereof, shares of Common Stock shall be valued at Fair Market Value.

5. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.

6. Repurchase.

(a) In the event of the termination of the Participant’s employment by the Company for Cause, the Company shall have the right, but not the obligation, to repurchase any or all shares of Common Stock acquired by the Participant upon exercise of the Options at a price per share of Common Stock equal to the lesser of (i) the Option Price or (ii) the per share Fair Market Value as of the time of such repurchase.

(b) In the event of the termination for any other reason prior to an initial Public Offering, the Company shall have the right, but not the obligation, to repurchase any or all shares of Common Stock acquired by the Participant upon exercise of the Options that have been held by the Participant for at least six months at the time of such repurchase at a price per share of Common Stock equal to the per share Fair Market Value.

7. Investor Rights Agreement. Notwithstanding anything herein to the contrary, in no event will shares of Common Stock be delivered upon exercise of the Options unless and until the Participant executes an Adoption Agreement pursuant to which Participant will become bound by the terms and conditions set forth in the Investor Rights Agreement, including those terms and conditions applicable to Management Holders (as defined therein), which in all events shall be within thirty (30) days following exercise of the Options.

8. Non-Transferability. Except as otherwise permitted in accordance with Section 15(b) of the Plan, the Options are not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him/her (or his or her legal representative in the event of incapacity). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

9. Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as stockholder with respect to any Option Shares until he shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which stockholders of record are determined for purposes of paying dividends on shares of Common Stock is prior to the date upon which he/she shall become the holder of record thereof.

10. Adjustments. In the event of any adjustment pursuant to Section 12 of the Plan that would adversely affect the value of the Options granted hereunder or cause such Options to become subject to Section 409A of the Code, such adjustment may only be made with the Participant’s written consent, which consent shall not be unreasonably withheld.

11. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he/she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

12. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company.

13. Non-Qualified Stock Options. The Options granted hereunder are not intended to be Incentive Stock Options or Qualified Stock Options.

14. Binding Effect. Subject to Section 8 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

18. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment.

19. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

20. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

21. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

K-9 HOLDINGS, INC.

By:	/s/ James A. Calder
Name:	James A. Calder
Title:	Chief Financial Officer and Corporate Secretary

PARTICIPANT

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer

	Number of Options	Option Price
Tranche A Options	189,481	$10.00
Tranche B Options	189,481	$10.00
Tranche C Options	189,481	$10.00